UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission

File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)         Resignation of Director

Following the board of directors (the “Board”) meeting on September 18, 2015, Seth A. Meisel announced his intention to resign as a member of the board of directors (the “Board”) of Trinseo S.A. (the “Company”), with immediate effect. There were no disagreements between Mr. Meisel and the Company.

(d)         Election of Director

In view of Mr. Meisel’s resignation, the Board approved by circular resolution on September 18, 2015, the appointment of Stephen F. Thomas to the Board to fill the seat vacated by Mr. Meisel, in accordance with the Company’s Articles of Association, with immediate effect. Upon ratification of his appointment by the shareholders at the 2016 Annual General Meeting of Shareholders, Mr. Thomas will hold office until the 2017 Annual General Meeting of Shareholders and until a successor is elected and qualified. The Board does not expect to appoint Mr. Thomas to any Board committees at this time.

There is no arrangement or understanding under which Mr. Thomas was appointed as a director. There are no transactions involving Mr. Thomas requiring disclosure under Item 404(a) of Regulation S-K. Mr. Thomas will participate in the Company’s director compensation program. In connection with his appointment to the Board, Mr. Thomas and the Company entered into the Company’s standard indemnification agreement, the terms of which are described in Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-194561) and a form of such agreement was filed as Exhibit 10.39 thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

	By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: September 23, 2015

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